Exhibit 10.2

Memorandum on the payment of royalty

Nanophase Technologies Corporation (“NTC”) and CIK NanoTek Corporation (“CIKN”) agree as follows with respect to the License Agreement made and entered into as of December 30th, 1997, Amendment No.l to License Agreement 2004.7.13, Amendment No.2 to License Agreement 2008.4.2 by and between C.I. Kasei Co., Ltd. (“CIK”) and NTC, and the Sublicense Agreement made and entered into as of April 1st, 2009 by CIK and CIKN (jointly “License Agreements”).

In consideration of the payment under the License Agreements, the royalties CIKN shall pay to NTC are as follows:

(1) The remaining balance of minimum royalty due in April of 2012: $271,053.33(USD)

(2) The minimum royalty due in April of 2013: $300,000 (USD)

For the payments above, NTC and CIKN agree as follows:

NTC shall give CIKN 7% discount against the minimum royalty due in April of 2013, provided that CIKN advances the payment in April of 2012.

NOW THEREFORE, CIKN shall pay the remaining balance of minimum royalty due in April of 2012 and the discounted minimum royalty due in April of 2013 by the end of April, 2012.

Upon the payments by CIKN as provided herein, all obligations for the payments provided in License Agreements shall be completed.

IN WITNESS WHEREOF, the parties made the Memorandum in duplicate and each party shall retain one copy after affixing its signature.

Date: March 31, 2012

Nanophase Technologies Corporation		CIK NanoTek Corporation

1319 Marquette Drive Romeoville, IL 60446 USA		18-1, 1-Chome, Kyobashi, Chuo-ku, Tokyo JAPAN

By:	Jess Jankowski, President and Chief Executive Officer	By:	Akihiro Onishi, President

/s/ Jess Jankowski		/s/ Akihiro Onishi